Exhibit 2

  THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY THE JOHNSTON FAMILY CHARITABLE FOUNDATION IN FAVOR OF WELLS FARGO BUSINESS CREDIT,
                       INC. DATED AS OF OCTOBER 26, 2001.


   THE SALE OR OTHER TRANSFER OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND
   NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM
     UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.


                          SUBORDINATED PROMISSORY NOTE


================================================================================
$1,250,000                                               Torrington, Connecticut
                                                                October 26, 2001
================================================================================


     FOR VALUE RECEIVED, the undersigned, ROYAL PRECISION, INC. (the "Borrower"), hereby promises to pay to the order of THE JOHNSTON FAMILY CHARITABLE FOUNDATION (the "Lender"), the principal amount of $1,250,000, together with interest, all as provided herein.

     SECTION 1. LOAN. Simultaneously with the execution of this Note, the Lender is providing $1,000,000 to the Borrower. At the request of the Borrower, the Lender shall provide up to an additional $250,000 no earlier than December 15, 2001 and no later than December 31, 2001.

     SECTION 2. PAYMENT. Payment of $1,250,000, together with interest on the unpaid principal balance hereunder at a rate of interest as hereinafter set forth, shall be made at the principal office of the Lender or at such other place as the Lender or other holder hereof ("Holder") may from time to time designate in writing, in immediately available funds.

          2.1. PRINCIPAL. The unpaid principal balance shall be payable by the Borrower on October 26, 2002.

          2.2. INTEREST. The Borrower shall pay interest on the unpaid principal balance at a rate per annum equal to 13%. All interest payable under this Note or otherwise payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Interest on the unpaid principal balance shall be payable on January 26, 2002, April 26, 2002, July 26, 2002 and at the maturity of the loan. Notwithstanding the provisions of the first sentence of this Section 2.2, upon the occurrence and continuance of an Event of Default, all unpaid principal shall bear interest at a rate per annum equal to 17% from the date of such Event of Default until paid in full.

          2.3. RATE OF INTEREST.In no event whatsoever shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, the Lender shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

          2.4. PREPAYMENTS; PAYMENTS.

               2.4.1. The Borrower shall have the right to make prepayments at any time of the principal amount, in whole or in part, without notice. Each prepayment shall be without premium or penalty.

               2.4.2. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be due and payable upon the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. The execution of this Note by the Borrower shall be deemed to constitute the Borrower's representation and warranty to the Lender that, at the time of execution: (a) this Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; (b) the execution and delivery of this Note by the Borrower does not and will not conflict with, violate or constitute a default under or breach the Borrower's charter documents, any resolutions of the Borrower or any court or administrative order, decree or ruling (including, without limitation, a ruling from the Internal Revenue Service), or any law, statute, ordinance or regulation, or any agreement, indenture, mortgage, deed of trust, guaranty, lease, note or other obligation or instrument binding upon the Borrower or any of its properties or assets; and (c) neither this Note nor any other statement, assignment, agreement, instrument or certificate of the Borrower made or delivered pursuant to or in connection with this Note contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

     SECTION 4. COVENANTS. On and after the date hereof and until payment in full of all obligations owed under this Note:

          4.1. MAINTENANCE OF BUSINESS. The Borrower shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and to qualify and remain qualified as a foreign business entity in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or for the ownership of its properties. The Borrower shall maintain and preserve in a reasonable manner in good working order and condition, ordinary wear and tear excepted, all of its properties which are necessary or useful in the proper conduct of its business, and to make, from time to time, all necessary and proper repairs, renewals, replacements, additions and improvements to said properties. The Borrower shall keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles, reflecting all financial transactions.

          4.2.  COMPLIANCE  WITH LAWS. The Borrower shall comply in all material
respects  with  all  applicable  laws   including,   without   limitation,   all
environmental laws.

     SECTION 5. SUBORDINATION. By acceptance of this Note, the Lender agrees as follows: Any and all obligations and liabilities of the Borrower to the Lender for principal and interest under this Note (the "Subordinated Indebtedness"), are subordinated in right of payment to any and all obligations and liabilities of the Borrower and its subsidiaries to Wells Fargo Business Credit, Inc. pursuant to a Subordination Agreement between the Lender and said bank of even date herewith (the "Senior Indebtedness").

     SECTION 6. EVENTS OF DEFAULT. The following are Events of Defaults:

          6.1. INTEREST. The Borrower fails to make a payment of interest on the Note when and as due and such failure is not remedied within three Business Days after the date such payment is due.

          6.2. PRINCIPAL. The Borrower fails to pay any outstanding principal amount under this Note as and when such shall become due and payable and such failure is not remedied within three Business Days after the date such payment is due.

          6.3. REPRESENTATIONS. Any representation or warranty made by the Borrower in this Note or any information contained in any financial statement or any material certificate, report, or other document delivered to the Lender by the Borrower contains any untrue statement of a material fact or omits to state a material fact required by this Note or law to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that any Event of Default susceptible of cure which is described in this Section 6.3 can be cured by the presentation, within three Business Days after the Borrower knows or should know of such Event of Default, of a revised financial statement, certificate, report or other document which itself does not cause any Event of Default.

          6.4. COVENANTS. The Borrower fails to perform any of its obligations under or fails to comply with any covenant contained in this Note and such failure continues unremedied for a period of 10 Business Days.

          6.5. FINANCIAL DISTRESS. The Borrower:

               6.5.1. makes an assignment for the benefit of creditors;

               6.5.2. enters into any composition, compromise or arrangement with its creditors in general;

               6.5.3. generally does not pay its debts as such debts become due; or

               6.5.4. conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property, fraudulent under the provisions of any bankruptcy, fraudulent conveyance or similar law, or makes or suffers a transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

          6.6. CROSS-DEFAULT. There is a default in the payment (either on maturity or acceleration) of any other obligation of the Borrower or any subsidiary of the Borrower, for borrowed money (which excludes trade debt incurred in the ordinary course of business or severance obligations) having a principal amount in excess of $25,000 in the aggregate.

          6.7. JUDGMENTS. The rendering of any judgments for the payment of money in excess of $25,000 in the aggregate against the Borrower or any subsidiary of the Borrower, and such judgments shall remain unpaid, unvacated, or unstayed by appeal or otherwise on or before three Business Days prior to the earliest date on which proceedings for the enforcement thereof may be instituted under the applicable rules or statutes of the jurisdiction in which said judgments are rendered.

          6.8. INVALIDITY. Any governmental authority asserts that the making of the loan evidenced by this Note is in any way an illegal or improper act of the Holder; provided that no Event of Default shall occur under this Section 6.8 if
(a) such assertion is being contested by the Lender in good faith by appropriate means, and (b) under the circumstances of such contest, such repayment does not, in the reasonable opinion of counsel to the Lender, result in any detriment to the Lender.

     SECTION 7. DEFAULT REMEDIES.

          7.1. ACCELERATION. If an Event of Default exists, the outstanding unpaid principal balance of this Note, together with all (a) interest accrued thereon, (b) any unpaid fees or expenses, (c) penalties assessed against the Lender as a result of the making of the loan by the Lender to the Borrower

(including, without limitation, penalties assessed by the Internal Revenue Service) or (d) other amounts due to the Lender under this Note, is immediately due and payable, at the Lender's election, without presentment, demand, protest or notice of any kind, all of which are hereby waived. Until the Lender makes such election, interest shall continue to accrue until the earlier of (a) the Lender's demand for payment, in which event the principal and interest shall be due and payable, or (b) three Business Days after approval of this Agreement by the stockholders of the Borrower as outlined in Section 11.10 hereof ("Stockholder Approval"), in which event the Lender has to either elect to convert or demand payment; provided, however, that if the Lender demands payment, interest shall continue to accrue until all interest and principal is paid in full. The Lender shall be required to make an election to convert within 90 days following the last to occur of the following: (i) Stockholder Approval, or (ii) an Event of Default.

          7.2. REMEDIES CUMULATIVE. No right or remedy conferred upon the Lender by this Note or legally available to the Lender if an Event of Default exists is intended to be exclusive of any other right or remedy, and each such right or remedy is cumulative and in addition to every other such right or remedy.

          7.3. OPTION. If all amounts due hereunder are not paid in full, including all interest due thereon, as and when such sums are due and payable, or earlier if there is an Event of Default, then the Lender shall have the option (the "Option") to convert all or any part of the unpaid principal and interest thereon into shares of Common Stock of the Borrower (the "Shares") at the rate of one Share for each $0.25 of unpaid principal and interest thereon as of the date when such sums are due and payable (the "Exercise Price"). Until Stockholder Approval, the Lender shall only be able to exercise the Option for up to 25,000 Shares. After Stockholder Approval, there shall be no restrictions on the exercise of the Option. Exercise of the Option shall be considered payment by the Borrower and thus reduce any outstanding balance owed by the Borrower by the amount of Shares received by the Lender.

               7.3.1. The Option may be exercised at one or more times by the Lender sending a written notice to the Borrower indicating the number of shares to be acquired, which must be in minimum amounts of 25,000 shares, unless it is an exercise of the remaining shares subject to the Option, and the amount of principal and interest thereon being converted.

               7.3.2. As soon as practicable after each such exercise, the Borrower shall issue to the Lender a certificate for the number of Shares to which the Lender is entitled.

               7.3.3. If, after the date of this Note, the number of outstanding Shares is increased by a share dividend payable in Shares or by a split of Shares or other similar event, then, on the date following the date fixed for the determination of holders of Shares entitled to receive such share dividend or split, the number of Shares issuable on exercise of the Option shall be increased in proportion to such increase in outstanding Shares and the then applicable Exercise Price shall be correspondingly decreased.

               7.3.4. If, after the date of this Note, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of Shares issuable on exercise of the Option shall be decreased in proportion to such decrease in outstanding Shares and the then applicable Exercise Price shall be correspondingly increased.

               7.3.5. If, after the date of this Note, any capital reorganization or reclassification of the Shares, or consolidation or merger of the Borrower with another corporation for a consideration other than cash or the assumption of debt, or the sale of all or substantially all of its assets to another corporation for a consideration other than cash or the assumption of debt or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Lender shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of Option had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in such event appropriate provision shall be made with respect to the rights and interests of the Lender to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares purchasable upon the exercise of the Option) shall thereafter be applicable, as nearly as may be in relation to any share, securities, or assets thereafter deliverable upon the exercise hereof.

               7.3.6. Upon the occurrence of any event specified in this Section 6.3, the Borrower shall give written notice of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Shares of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Shares for shares, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein shall not affect the legality or validity of such event.

     SECTION 8. REGISTRATION RIGHTS.

          8.1. DEMAND REGISTRATION.

               8.1.1. At any time commencing after the exercise of the Option until the sixth anniversary of such date, the Lender may, by written notice (a "Demand Notice"), demand that the Borrower register under the Securities Act all or any portion of any of the Shares held by the Lender (whether or not obtained through this transaction) for sale in the manner specified in the Demand Notice;

provided, however, that a Demand Notice shall require the registration of at least 250,000 Shares (as adjusted for stock splits, combinations and similar events).

               8.1.2. Following receipt of any Demand Notice under Section 8.1.1 above, the Borrower shall file a registration statement within 60 days thereafter and shall use its best efforts to have such registration statement declared effective at the earliest practicable time under the Securities Act, for public sale in accordance with the method of disposition specified in the Demand Notice, the number of Shares specified in the Demand Notice. If such method of disposition shall be an underwritten public offering, the Lender may designate the managing underwriter of such offering, subject to the approval of the Borrower, which approval shall not be unreasonably withheld or delayed. Notwithstanding any other provision of this Section 8.1, if the managing underwriter advises the Lender in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Shares that may be included in the registration and underwriting shall be reduced to the amount deemed reasonable by such underwriter. No Shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. The Borrower shall be obligated to register Shares pursuant to a demand made in accordance with Section 8.1.1 hereof on two occasions only; provided, however, that such obligation shall be deemed satisfied only when (i) a registration statement covering all Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Lender, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Shares shall have been sold pursuant thereto or (ii) the Lender shall have determined not to proceed with the offering covered by such registration statement after the Borrower shall have expended a substantial amount of funds in connection therewith (other than as a result of the Borrower's breach of its obligations hereunder).

          8.2 "PIGGYBACK" REGISTRATION RIGHTS. In addition to the provisions of Sections 8.1 and 8.3 hereof, the Lender shall have the following "piggyback" registration rights:

               8.2.1. If, at any time commencing after the exercise of the Option until the sixth anniversary of such date, the Borrower proposes to register any of its equity securities under the Securities Act (other than pursuant to Form S-8, S-4 or comparable registration statement), it will give written notice, at least 30 days prior to the filing of each such registration statement, to the Lender of its intention to do so. If the Lender notifies the Borrower within 20 days after receipt of any such notice of its desire to include any Shares owned by it (whether issued or issuable under currently exercisable warrants or options) in such proposed registration statement, the Borrower shall, subject to the provisions set forth below, afford the Lender the opportunity to have any such Shares registered under such registration statement. If such registration is an underwritten registration, and the managing underwriter(s) advise the Borrower in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting such underwriters' ability to effect an orderly distribution of such securities, the Borrower will give the Lender notice of such fact and include in such registration FIRST, the securities proposed to be sold by the Borrower for its own account and for the account of any stockholder of the Borrower entitled to demand registration, and SECOND, any other securities of the Borrower having registration rights, including the Shares owned by the Lender, on a pro rata basis. In determining the pro rata basis, the number of securities shall include all outstanding Shares and all Shares underlying currently exercisable warrants or options requested to be included in such registration statement.

               8.2.2. Notwithstanding the provisions of this Section 8.2, the Borrower shall have the right at any time after it shall have given written notice pursuant to this Section 8.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof.

          8.3 REGISTRATION ON FORM S-3. At any time commencing after the date of exercise of the Option, and in addition to the rights under Sections 8.1 and 8.2 hereof, if at any time the Lender makes a written request or requests that the Borrower effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Shares owned by the Lender, the Borrower will:

               8.3.1. as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Lender's Shares as are specified in such request,; provided, however, that the Borrower shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 8.3.1: (i) if Form S-3 is not available for such offering by the Lender; (ii) if the Lender, together with the holders of any other securities of the Borrower entitled to inclusion in such registration, propose to sell Shares and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Borrower shall furnish to the Lender a certificate signed by the President of the Borrower stating that, in the good faith judgment of the Board of Directors of the Borrower, it would be seriously detrimental to the Borrower and its stockholders for such Form S-3 registration to be effected at such time, in which event the Borrower shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Lender under this Section 8.3.1 (provided, however, that the Borrower shall not utilize this right more than once in any 12 month period); (iv) if the Borrower has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Lender pursuant to this Section 8.3.1; or (v) if the Borrower would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               8.3.2. Subject to the foregoing, the Borrower shall file a registration statement covering the Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Lender. Registrations effected pursuant to Section 8.3.1 hereof shall not be counted as demands for registration or registrations effected pursuant to Sections 8.1 or 8.2 hereof.

     SECTION 9. COVENANTS OF THE BORROWER WITH RESPECT TO REGISTRATION. In connection with any - registration of the Shares under Section 8 hereof, the Borrower covenants and agrees as follows:

          9.1. COSTS. The Borrower shall pay all costs (including the costs of a single firm of counsel designated by the Lender to review the registration statement and all amendments and supplements thereto up to a maximum of $25,000 in respect of each registration under Section 8 hereof, but excluding any underwriting or selling commissions or other charges of any underwriter or broker-dealer acting on behalf of the Lender), fees and expenses in connection with all registration statements filed pursuant to Section 8 hereof, including, without limitation, the Borrower's legal and accounting fees, printing expenses, blue sky fees and expenses. The Borrower will take all necessary action which may be required in qualifying or registering the Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Lender; provided, that the Borrower shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. If the Lender has sent a Demand Notice and has determined not to sell any Shares pursuant to a registered offering, the Lender may elect to reimburse the Borrower for any costs incurred solely with respect to such registration statement or lose one of the demand registration rights.

          9.2. INDEMNIFICATION. The Borrower shall indemnify the Lender, its trustees and officers, and each person, if any, who controls the Lender within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against, and pay or reimburse them for, all losses, claims, damages, expenses and liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement, including any preliminary prospectus or final prospectus contained therein or any supplement to or amendments thereof, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make a statement therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Borrower by or on behalf of the Lender expressly for use therein. The Lender shall indemnify the Borrower, its officers and directors and each person, if any, who controls the Borrower within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against, and pay or reimburse them for, all losses, claims, damages, expenses and liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, directly arising from written information furnished by or on behalf of the Lender for specific inclusion in such registration statement.

          9.3. EXCLUSIVITY. The Borrower shall not permit any other registration statement to be filed during the first 60 days of effectiveness of a registration statement filed pursuant to Section 8 hereof (other than a registration statement in connection with a merger or consolidation or pursuant to Form S-8, S-4 or comparable registration statement), without the prior written consent of the Lender, which consent shall not be unreasonably withheld. The Borrower shall not permit the inclusion of any securities other than the Shares held by the Lender to be included in any registration statement filed pursuant to Sections 8.1 and 8.3 hereof; PROVIDED, HOWEVER, that the Borrower may include securities being offered by it for its own account and for the account of stockholders of the Borrower permitted by the Borrower to include their securities in such registration statement, to the extent that such inclusion does not in any way reduce the number of securities proposed to be included by the Lender.

          9.4. COLLATERAL DOCUMENTS. The Borrower shall use reasonable efforts in good faith to cause to be furnished to the Lender and to each underwriter, if any, a signed counterpart, addressed to the Lender or such underwriter, of (i) an opinion of counsel to the Borrower, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Borrower's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

          9.5. EARNINGS STATEMENT. The Borrower shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which may be unaudited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

          9.6. INVESTIGATION. The Borrower shall deliver promptly to the Lender and to the managing underwriter, if any, copies of all correspondence between the SEC and the Borrower, its counsel or auditors and permit the Lender and underwriter at its own cost and expense to do such investigation, upon reasonable advance notice, and upon entering into a confidentiality agreement, in form and substance reasonably acceptable to the Borrower, with the Lender and such underwriter, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. (the "NASD") or other national exchange. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Borrower with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Lender shall reasonably request as it deems necessary to comply with applicable securities laws or rules of the NASD or other national exchange.

          9.7. NO REQUIRED EXERCISE. Nothing contained in this Note shall be construed as requiring the Lender to exercise the Option prior to the effectiveness of any registration statement.

     SECTION 10. UNDERWRITING AGREEMENT. The Borrower shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by the Lender and reasonably satisfactory to the Borrower. Such agreement shall be reasonably satisfactory in form and substance to the Borrower, the Lender and such managing underwriter, and shall contain such representations, warranties and covenants by the Borrower and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Lender shall be a party to any underwriting agreement relating to an underwritten sale of its Shares and may, at its option, require that any or all the representations, warranties and covenants of the Borrower to or for the benefit of such underwriter shall also be made to and for the benefit of the Lender. The Lender shall not be required to make any representations or warranties to or agreements with the Borrower or the underwriter except as they may specifically relate to the Lender and its intended method(s) of distribution.

     SECTION 11. WARRANT. The Borrower shall cause to be granted to the Lender a warrant to purchase 300,000 Shares, which, when granted, shall be fully vested, exercisable for a period of 10 years from the grant date, and have a strike price equal to $0.25 per share, receipt of which is hereby acknowledged by execution of this Note.

     SECTION 12. MISCELLANEOUS.

          12.1. MODIFICATIONS AND WAIVERS. No modification or waiver of any term or provision contained in this Note and no consent to any departure by the Borrower therefrom shall in any event be effective unless the same is in writing and signed by the waiving party. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

          12.2. NOTICES. Except where specific provisions of this Note provide for some other form of notice or require receipt as a condition of notice, any consent, waiver, notice, demand or other instrument required or permitted to be given under this Note shall be deemed to have been properly received when in writing and delivered in person or sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed, if to the Borrower:
P.O. Box 298, 535 Migeon Avenue, Torrington, Connecticut 06790 Attn: President; and if to the Lender: c/o Richard P. Johnston, 4350 Greens Place, Wilson, WY 83014. Either party may change its address for notices by notice in the manner set forth above.

          12.3. PARTIAL INVALIDITY. If any term or provision of this Note or the application thereof to any person, firm or corporation or any circumstance, shall be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to any person, firm or corporation or any circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

          12.4. NO IMPLIED RIGHTS OR WAIVERS. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

          12.5. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the respective successors and assigns of the Lender and the Borrower; provided that the Borrower shall have no right to assign or transfer its rights under this Note voluntarily or by operation of law without first obtaining the written consent of Lender, and any attempted assignment or transfer in the absence of such consent shall be void and of no effect. To the extent that this Note remains unpaid, the Lender may only assign its registration rights without an assignment of this Note (a) with the consent of the Borrower, which consent will not be unreasonably or untimely withheld, or
(b) to any  Affiliate  of the  Lender.  An  Affiliate  of the Lender  shall mean
Richard P. Johnston, Jayne A. Johnston, any child of Richard P. and Jayne A. Johnston, and any corporation, trust, limited liability company, partnership or company under the direct or indirect control of Richard P. or Jayne A. Johnston.

          12.6.   SURVIVAL   OF   PROVISIONS.    All   covenants,    agreements,
representations, warranties and statements made in this Note or in any certificate, statement, or other instrument given pursuant to this Note shall survive the execution and delivery to the Lender of this Note and the making of the loan and shall continue in full force and effect so long as any obligation of the Borrower under this Note is outstanding and unpaid.

          12.7. CAPTIONS. The captions and section numbers appearing in this Note are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Note.

          12.8. GOVERNING LAW. This Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to instruments to be performed in the State of Delaware.

          12.9. DEFINITIONS. Terms not otherwise defined herein shall have the definitions set forth below:

               "Business Day" is any day on which the main office of the Lender is open for business.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

          12.10. STOCKHOLDER APPROVAL. The Borrower agrees to solicit stockholder approval for this Note at such time as the Lender may request for the purpose of voting on approving this Note. In the event the Lender requests a stockholder meeting, the Lender shall provide notice of such request to the Borrower and the Borrower shall, at its sole cost and expense, take such action as may be necessary to cause a special meeting of the stockholders of the Borrower to be held within 45 days of receipt of such request, or as soon thereafter as is possible under reasonable circumstances, to vote on approving this Note. The Borrower agrees to call and hold such meeting in accordance with all applicable law and requirements of any applicable listing exchange.

          12.11. WAIVER. The Borrower and each endorser of this Note hereby waives presentment for payment, demand, protest and notice of protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any Holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of the Holder, and the Holder shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted to the Holder by other instrument or by law.

          12.12. EXPENSES. The Borrower hereby agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Note and other documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out of pocket expenses of counsel to the Lender with respect thereto. Additionally, Borrower shall reimburse Lender for any expenses incurred to cash out of any investments to gain liquidity to make the loan, such expenses estimated at $30,000. Lastly, all costs, including attorney fees, incurred by the Holder in revising, protecting, exercising or enforcing any of its rights hereunder and under the other documents delivered hereunder, or otherwise incurred by the Holder in connection with an Event of Default or incurred by the Holder in connection with the enforcement hereof, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person, firm or corporation against the Holder which would not have been asserted were it not for the Holder's relationship with the Borrower, shall also be paid by the Borrower.

          12.13. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT. -

               12.13.1. This Note shall not be transferable except upon compliance with the provisions of the Securities Act and the state securities and Blue Sky laws.

               12.13.2. This Note and the Shares into which it can be converted or any other note issued in replacement of this Note, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SALE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

          12.14. INVESTMENT REPRESENTATIONS. If the exercise of the Option is not covered by a - registration statement effective under the Securities Act, by acceptance of this Note, the Lender represents at each time that the Option is exercised that:

               12.14.1.  The Lender is acquiring the Shares for  investment  for its own account, not as nominee or agent, and not with a view to the distribution thereof, and the Lender has not signed any agreement or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same;

               12.14.2. The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Lender's investment in the Shares;

               12.14.3. The Lender has received all of the information the Lender has requested from the Borrower and considers necessary or appropriate for deciding whether to purchase the Shares;

               12.14.4. The Lender has the ability to bear the economic risks of its prospective investment;

               12.14.5. The Lender is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on its investment;

               12.14.6. The Lender understands and agrees that (a) it may be unable to readily liquidate its investment in the Shares and that the Shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Borrower, while obligated to register the same, may not be in any position to do so or to take any action or make such an exemption available and (b) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the SEC ("Rule 144") depends upon the satisfaction of various conditions by the Lender and the Borrower that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amount, and that if such exemption is utilized by the Lender, such conditions must be fully complied with by the Lender and the Borrower, as required by Rule 144;

               12.14.7. The Lender either (a) is familiar with the definition of and the Lender is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (b) is providing representations and warranties reasonably satisfactory to the Borrower and its counsel, to the effect that the sale and issuance of Shares upon exercise of the Option may be made without registration under the Securities Act or any applicable state securities and Blue Sky law; and

               12.14.8. The address set forth in Section 12.2 for the Lender is the true and correct address of the Lender's principal office.

     This Note was executed in Torrington, Connecticut as of the date first written above.

                                     ROYAL PRECISION, INC.


                                     By: /s/ John C. Lauchnor
                                         ---------------------------------------
                                     Name:    John C. Lauchnor
                                     Title:   President